Exhibit 10(d)

QUIXOTE CORPORATION

2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

As Amended June 26, 2009

1.             PURPOSE. The purposes of this plan (the “Plan”) are to encourage non-employee Directors of Quixote Corporation, a Delaware corporation (the “Company”), to acquire a long term proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity (thus enhancing the value of the Company for the benefit of its stockholders), and to enhance the ability of the Company to attract and retain qualified Directors upon whom the sustained progress, growth, and profitability of the Company depend.

2.             DEFINITIONS. As used in this Plan, terms defined immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a) “Award” means options granted under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Effective Date” means the date upon which this Plan is approved by the stockholders of the Company.

(d) “Director” means an individual who is a member of the Board and who is not an employee of the Company or any of its subsidiaries.

(e) “Fair Market Value” of the Stock of the Company means, as of any applicable date, (i) if the Stock is listed on The New York Stock Exchange, the closing sale price of the Stock on the immediately preceding date as reported on The New York Stock Exchange Composite Tape, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale, or (ii) if the Stock is traded on the Nasdaq National Market, the average of the highest reported bid and the lowest reported asked price per share of the Stock on the immediately preceding date on the Nasdaq National Market.  If the Stock ceases to be listed on The New York Stock Exchange or traded on the Nasdaq National Market, the Board shall designate an alternative method of determining the Fair Market Value of the Stock.

(f) “Grant Date” means the date on which an Award shall be duly granted.

(g) “Grantee” means an individual who has been granted an Award.

(h) “Immediate Family” has the meaning specified in Section 8.

(i) “Including” or “includes” means “including, without limitation,” or “includes, without limitation.”

(j) “Option Price” means the per share purchase price of Stock subject to an option.

(k) “Permissible Transferee” has the meaning specified in Section 8.

(l) “Plan” has the meaning specified in the introductory paragraph.

(m) “SEC” means the Securities and Exchange Commission.

(n) “Stock” means the Company’s common stock, authorized by the Company’s Certificate of Incorporation.

3.             SCOPE OF THE PLAN.

(a) Subject to the provisions of Section 11, from and after the Effective Date,one hundred and thirty-five thousand (135,000) shares of Stock, shall remain available and reserved for delivery on account of the exercise of Awards.  Such shares may be treasury shares, newly issued shares, or shares purchased on the open market (including private purchases) in accordance with applicable securities laws, or any combination of the foregoing, as may be determined from time to time by the Board.

(b) To the extent an Award shall expire or terminate for any reason without having been exercised in whole by the Grantee, the shares of Stock associated with such Award shall become available for other Awards.

4.                     PARTICIPATION IN THE PLAN. On the first Friday after the Effective Date and on the first Friday following the Company’s annual meeting of stockholders each year thereafter, each Director elected, re-elected or continuing as a Director shall automatically receive an Award of an option to acquire five thousand (5,000) shares of Stock.

5.             OPTION TERMS.

(a) Option Price. The Option Price per share of Stock for each option granted under this Plan shall be equal to the Fair Market Value of the Stock on its Grant Date.

(b) Time for Exercising Options. The options shall not become exercisable until six (6) months after the Grant Date. Unless terminated earlier as set forth in Section 6, any option granted must be exercised within not more than seven (7) years from the date on which granted (“Option Period”).

(c) Exercise of Options. Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option.

The Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

(i) cash; or

(ii) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value on the date of exercise; or

(iii) by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker or lending institution, accepted in writing, authorizing them to sell the Stock (or a sufficient portion thereof) acquired upon exercise of an option, and assigning the delivery to the Company of an amount of the sale proceeds to pay for all the Stock acquired through such exercise and the minimum statutory tax withholding obligations resulting from such exercise, all in such form and with such security as the Company may require.

In the event the Grantee elects to make payments as provided in (ii) above, delivery may be accomplished by means of an attestation by the Grantee, at the time of exercise, as to the Grantee’s ownership of the number of shares of stock required to cover the total required-option-price of the option being exercised and the Company may deliver the net amount of shares covered by the option exercise after deducting the number of shares required to cover the total option price.

6.                                      TERMINATION OF DIRECTORSHIP.

(a)           Cessation of Service.  Upon the cessation of the Grantee’s service as a Director for a reason other than death, the options immediately exercisable at the date of cessation of service shall be exercisable by the Grantee until the close of business on the day before the same day of the third month after the Grantee’s cessation of service; provided that if the Grantee shall have served as a Director for a period of six (6) years or longer, his/her outstanding options shall continue to be exercisable until the close of business on the last business day of the 24th month following the such cessation of service.  If the Grantee dies within such 24-month period, then the Grantee’s options may be exercised within the 12 month period after his or her death by the person specified in Section 6(b), below.  Notwithstanding the foregoing, however, in no event may an option be exercised after the expiration of the Option Period.  All options not exercisable at the date of cessation of service shall expire on that date.

(b)           Death.  Upon the cessation of the Grantee’s service as a Director by reason of death, all unvested options shall become exercisable immediately and may be exercised, together with those options which were exercisable on the date of death, not later than the close of business on the last business day of the 12th month following the date of the Grantee’s death, but in no event after the expiration of the Option Period, by (i) his/her personal representative, executor, administrator, or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (ii) the Grantee’s beneficiary designated in accordance with Section 8 of the Plan, or (iii) the then-acting trustee of a trust described in Section 8 of the Plan to which the option has been transferred in accordance with that section.

7.   CHANGE IN CONTROL.

(a)           Notwithstanding any other provision of this Plan to the contrary, if, while any Awards remain outstanding under this Plan, a “Change in Control” (as defined below) should occur, then all options that are outstanding at the time of such Change in Control shall become immediately vested and exercisable in full.

(b)           A Change in Control means a change in control of the Company of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation14A promulgated under the 1934 Act; provided that, without limitation, such change in control shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)            any person (as defined in Section 3(a)(9) of the 1934 Act, as such term is modified in Sections 13(d) and 14(d) of the 1934 Act), other than (1) any employee plan established by the Company or any Subsidiary, (2) the Company or Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company), alone or with its Affiliates, is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of Stock of the Company representing 30% or more of either the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities;

(ii)           a majority of the members of the Board shall cease to be Continuing Members.  For this purpose, “Continuing Member” means a member of the Board who either (i) was a member of the Board on the Effective Date hereof and has been such continuously thereafter or (ii) became a member of such Board after the Effective Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Continuing Members then members of the Company’s Board (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act);

(iii)          the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate or Subsidiary, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (determined pursuant to clause (i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, its Subsidiaries or its Affiliates) representing 15% or more of either the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv)          the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or of the Company’s assets or earning power aggregating more than 50% of the assets or the earning power of the Company and its Subsidiaries, taken as a whole.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

8.             TRANSFERABILITY RESTRICTIONS. Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may (a) designate in writing a beneficiary to exercise his/her Award after the Grantee’s death, (b) transfer an Award to a revocable, inter vivos trust as to which the Grantee is both the settlor and trustee and (c) transfer an Award for no consideration to any of the following permissible transferees (each a “Permissible Transferee”): (w) any member of the Immediate Family of the Grantee to whom such Award was granted, (x) any trust solely for the benefit of the Grantee and members of the Grantee’s Immediate Family, (y) any partnership or limited liability company whose only partners or members are the Grantee and members of the Grantee’s Immediate Family, or (z) any other transferee approved by the Board in advance of the transfer; and further provided that: (i) the transfer of any Award shall not be effective on a date earlier than the date on which the Award is first exercisable as set forth in this Plan; (ii) any Permitted Transferee to whom an Award is transferred by a Grantee shall not be entitled to transfer the Award, other than to the Grantee or by will or the laws of descent and distribution; and (iii) the Permitted Transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer. For purposes of this Section 8, “Immediate Family” means, with respect to a particular Grantee, such Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, and shall include relationships arising from legal adoption.

9.             SECURITIES LAW MATTERS. Each Director electing to purchase shares pursuant to an option shall be required, as a condition to such purchase, to represent to the Company that the Director has access by reason of such Director’s service with the Company to sufficient information concerning the Company to enable the Director to evaluate the merits and risks of the prospective investment and has such knowledge and experience in financial and business matters so that the Director is capable of evaluating such investment, and that the Director is acquiring the shares solely for such Director’s account and will not sell the securities without registration under the Securities Act of 1933 (which the Company is under no obligation to provide) or exemption therefrom. Share certificates shall bear such legend as the Company may deem necessary.

10.          RIGHTS AS A STOCKHOLDER. A Grantee shall not, by reason of any Award, have any right as a stockholder of the Company with respect to the shares of Stock which may be issuable upon exercise until such shares have been issued to him or her.

11.          ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. If prior to actual delivery of certificates for the present Stock of the Company pursuant to any option outstanding hereunder, the said Stock shall be increased through stock dividends or stock splits, or decreased by reverse stock splits or otherwise reclassified, or the Company shall be reorganized, consolidated or merged with one or more corporations, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Director, at the time he or she shall be entitled to the delivery of a certificate pursuant to such option, shall receive in place of the certificate or certificates for the present Stock of the Company the same number and kind of shares or the same amount of other property, cash or securities as the Director would have been entitled to receive upon such increase, decrease, reclassification, reorganization, consolidation, merger, sale or exchange, if the Director had been immediately prior to such event the holder of the number of shares of the present Stock of the Company (not previously delivered to the Director hereunder) which such Director would otherwise have been entitled to receive pursuant hereto but for such increase, decrease, reclassification, reorganization, consolidation, merger, sale or exchange.

12.          EFFECTIVE DATE, TERMINATION AND AMENDMENT; ADMINISTRATION.

(a)           This Plan shall became effective on the Effective Date. This Plan shall terminate on, and no grants of options shall be made after, the close of business (5 P.M. Chicago, Illinois) on November 1, 2011, unless terminated at an earlier date by action of the Board, except that any options then outstanding shall remain in effect until they have been exercised, forfeited or expired.

(b)           The Board may amend, suspend, or terminate the Plan.

(c)           This Plan shall be administered by the Board.  The Board may delegate to any person or group of persons who may further so delegate the Board’s powers and obligations hereunder as they relate to day-to-day administration of the exercise process.  This Plan may be terminated or amended by the Board of Directors as it deems advisable, provided however, unless approved by the Company’s stockholders, no adjustments or reduction of the Option Price of any outstanding options shall be made directly or by cancellation of outstanding options and a subsequent re-granting of options at a lower price to the same individual.  No amendment may revoke or alter in any manner unfavorable to the Grantees any options then outstanding.  Nor may the Board amend this Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16(b)(3) under the Securities Exchange Act of 1934 or any other requirement of applicable law or regulation.

13.          NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person.

14.          CONTROLLING LAW. The law of the State of Illinois, except its law with respect to choice of law and except as to matters relating to corporate law (in which case the corporate law of the State of Delaware shall control), shall be controlling in all matters relating to this Plan.

15.          SEVERABILITY. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner in which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.          TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Approved by the Stockholders of Quixote Corporation as of November 14, 2001.

Approved by the Board of Directors of Quixote Corporation as of August 17, 2004

Approved by the Stockholders of Quixote Corporation as of November 18, 2004

Amended by the Board of Directors of Quixote Corporation on June 26, 2009